Exhibit 32

Written Statement of Co-Chief Executive Officers and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(a)	the Form 10-Q of the Company for the period ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maureen A. Ehrenberg

Maureen A. Ehrenberg
Executive Vice President
acting in capacity of co-Chief Executive Officer
May 14, 2004

/s/ Robert Osbrink

Robert Osbrink
Executive Vice President
acting in capacity of co-Chief Executive Officer
May 14, 2004

/s/ Brian D. Parker

Brian D. Parker
Chief Financial Officer and
acting in capacity of co-Chief Executive Officer
May 14, 2004